Exhibit 23.4

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE 303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Antero Resources Corporation Long-Term Incentive Plan of information contained in our reports dated January 19, 2012 and January 28, 2011 relating to the estimates of the oil and gas reserves and related revenues of Antero Resources Corporation’s Piceance Basin Properties.

\s\ Ryder Scott Company, LP
Ryder Scott Company, LP

Denver, Colorado
October 7, 2013